Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CORPHOUSING GROUP INC.", CHANGING ITS NAME FROM "CORPHOUSING GROUP INC." TO "LUXURBAN HOTELS INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 2022, AT 12:02 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6590567 8100
SR# 20223909820

Authentication: 204753698
Date: 11-01-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:02 PM 11/01/2022
FILED 12:02 PM 11/01/2022
SR 20223909820 - File Number 6590567

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CORPHOUSING GROUP INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being the President, Chief Executive Officer and Chairman of the Board of the corporation, does hereby certify:

1. That on October 31, 2022, the Board of Directors of the Corporation duly adopted resolutions authorizing a name change of the Corporation to LuxUrban Hotels Inc.

2. That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended as to Article I, which is amended in its entirety to read as follows:

> "The name of the corporation is LuxUrban Hotels Inc. (hereinafter sometimes referred to as the "Corporation")."

3. The amendment to the Certificate of Incorporation was duly authorized by the board of directors of the Corporation at a meeting duly called for such purpose. As the amendment is hereby made only to change the name of the Corporation, no approval was required of the holders of the outstanding shares of capital stock of the Corporation under the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has signed his name hereunto sign and affirms that the statements made herein are true under the penalties of perjury, this November 1, 2022.

Brian Ferdinand
Chairman & Chief Executive Officer